UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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FLOTEK INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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FLOTEK INDUSTRIES, INC.

10603 W. Sam Houston Parkway N., Suite 300
Houston, Texas 77064

Supplement to the Proxy Statement
for the 2020 Annual Meeting of Stockholders
to be held Tuesday, May 5, 2020
This supplement, dated April 13, 2020 (the "Supplement"), amends and supplements the Definitive Proxy Statement of Flotek Industries, Inc. (the "Company") dated April 3, 2020 (the "Proxy Statement"), and is being made available to the Company's stockholders on or about April 13, 2020 in connection with the solicitation of proxies on behalf of the board of directors of the Company for the Company's 2020 Annual Meeting of Stockholders to be held on Tuesday, May 5, 2020 (the "Meeting") or any postponement or adjournment thereof.
THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUCTION WITH THE PROXY STATEMENT.
This supplement updates the disclosure in the Proxy Statement to reflect the determination by the New York Stock Exchange (the "NYSE") that the proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 80,000,000 shares to 140,000,000 shares ("Proposal 3") is a "routine" matter under NYSE rules.
Because Proposal 3 is a "routine" matter under NYSE rules, brokerage firms and nominees that are members of the NYSE have the discretion under those rules to vote their customers’ uninstructed shares on Proposal 3 if their customers have not furnished voting instructions prior to the Meeting. We therefore do not expect any "broker non-votes" in connection with Proposal 3, and abstentions will be counted as a vote against Proposal 3.
Accordingly, the first paragraph under the subsection titled "Proposal 3: Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock" in the section titled "Voting Securities" in the Proxy Statement is hereby revised to read as follows:
"To be approved, the proposal regarding approval of the amendment to the amended and restated certificate of incorporation of the Company must receive an affirmative vote of a majority of the outstanding Common Stock of the Company. Under NYSE rules, your brokerage firm or other nominee may vote your shares with respect to Proposal 3 if it has not received specific instructions from you as to how to vote with respect to Proposal 3 because this amendment to the certificate of incorporation is considered a “routine” matter under the NYSE rules. Abstentions will count as a vote “AGAINST” in determining the outcome of Proposal 3."
Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares of common stock. We urge you to read the Proxy Statement and this Supplement in their entirety.
Your vote is important to us and we appreciate your continued support of the Company.